As filed with the Securities and Exchange Commission on May 8, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRIDIUM COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1344998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(703) 287-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew J. Desch

Chief Executive Officer

Iridium Communications Inc.

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(703) 287-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent B. Siler, Esq.

Brian F. Leaf, Esq.

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190-5656

(703) 456-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-194869

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	$2,000,000	$257.60

(1)	Calculated pursuant to Rule 457(o) under the Securities Act. This registration statement registers an indeterminate number of shares of common stock that the Registrant may sell.
(2)	The Registrant previously registered such indeterminate number of shares of the Registrant’s securities having an aggregate offering price not to exceed $225,000,000 on a Registration Statement on Form S-3 (File No. 333-194869), which was declared effective on April 11, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s securities as shall have an aggregate offering price not to exceed $2,000,000 are being registered hereunder. The proposed maximum offering price will be determined by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration. This entire amount is being paid herewith.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

(File No. 333-194869).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Rule 462(b)”), and General Instruction IV.A. to Form S-3 to register an additional $2,000,000 of shares of the Registrant’s common stock. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-194869), filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2014, and declared effective by the SEC on April 11, 2014, including all exhibits thereto and the documents incorporated by reference therein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on May 9, 2014); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on May 8, 2014.

IRIDIUM COMMUNICATIONS INC.

By:	/s/ Thomas J. Fitzpatrick
Thomas J. Fitzpatrick
Chief Financial Officer and
Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of Board of Directors and Director	May 8, 2014
Robert H. Niehaus

*	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2014
Matthew J. Desch

/s/ Thomas J. Fitzpatrick	Chief Financial Officer, Chief Administrative Officer and Director (Principal Financial Officer)	May 8, 2014
Thomas J. Fitzpatrick

*	Vice President and Corporate Controller (Principal Accounting Officer)	May 8, 2014
Richard P. Nyren

*	Director	May 8, 2014
J. Darrel Barros

*	Director	May 8, 2014
Thomas C. Canfield

*	Director	May 8, 2014
Peter M. Dawkins

*	Director	May 8, 2014
Alvin B. Krongard

*	Director	May 8, 2014
Eric T. Olson

*	Director	May 8, 2014
Steven B. Pfeiffer

*	Director	May 8, 2014
Parker W. Rush

*	Director	May 8, 2014
S. Scott Smith

* By:	/s/ Thomas J. Fitzpatrick
Thomas J. Fitzpatrick
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1†	Power of Attorney.

†	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-194869), filed with the Securities and Exchange Commission on March 28, 2014, and incorporated by reference herein.